Exhibit 99.2 - Form 4 Joint Filer Information
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   Name:  S.A.C. Capital Advisors, LLC

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement:  10/17/07



   Name:  S.A.C. Capital Management, LLC

   Address:  540 Madison Avenue, New York NY 10022

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement:  10/17/07



   Name:  Steven A. Cohen

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  S.A.C. Capital Associates, LLC

   Issuer & Ticker Symbol:  USA TECHNOLOGIES, INC. ("USAT")

   Date of Event Requiring Statement: 10/17/07